AMENDED AND RESTATED DEVELOPMENT AGREEMENT
                   ------------------------------------------

         This AMENDED AND RESTATED DEVELOPMENT AGREEMENT (this "Agreement"), dated as of August 24, 1999, is made and entered into by and between AH Battery Park Owner, LLC, an Ohio limited liability company ("Owner"), and Brookdale Living Communities of New York-BPC, Inc., a Delaware corporation ("Developer").

                                    RECITALS
                                    --------

         WHEREAS, Owner is the ground lessee of certain real property located at 455 North End Avenue, Battery Park City, New York (the "Project") pursuant to that certain Ground Lease dated as of August 24, 1999 (the "Ground Lease") by and between Owner, as lessee, and the Battery Park City Authority, as lessor (the "Lessor");

         WHEREAS, Owner desires to develop the Project for use as a senior congregate and non-licensed assisted living facility;

         WHEREAS, Developer is experienced and qualified in the business of developing facilities such as the Project, and Owner desires to engage Developer to perform development services in connection with the construction of the Project;

         WHEREAS, Developer has commenced development of the Project and has entered into or plans to enter into several contracts related thereto, including, without limitation, (i) a construction contract with a general contractor, (ii) an architectural contract with an architect and (iii) other contracts related thereto, and hereafter shall enter into additional contracts and amendments, change orders, modifications or supplements of or to any of the foregoing (collectively, the "Construction Contracts");

         WHEREAS, Owner desires to retain Developer to, and Developer is willing to, perform development services in connection with the development and construction of the Project on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, Owner and Developer have entered into that certain Development Agreement dated as of September 28, 1998 (the "Prior Development Agreement") and have agreed to terminate the Prior Development Agreement pursuant to Section 21 hereof, and have agreed to enter into this Agreement, in each case effective as of the date hereof.


                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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

1. Responsibilities of Developer. Owner hereby engages Developer to perform the services in connection with the development and construction of the Project normally and customarily performed by a developer of a commercial real estate project similar to the Project and as further described herein, and Developer hereby accepts such engagement and, subject to the conditions set forth in this Agreement, agrees to provide such services, at Owner's expense. During the term of this Agreement, subject to the terms and conditions of the Ground Lease, Developer shall have full authority to develop and construct the Project or cause the Project to be constructed as a senior congregate and non-licensed assisted living facility, and shall have full and complete control and reign over, and use of, the entire Project, including its common areas. Without limiting the generality of the foregoing, Developer shall, at Owner's expense, have full authority as follows, subject in all cases to the terms of the Ground Lease:

                a. Regulatory Compliance. Developer shall use reasonable efforts to obtain and maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority required for the construction of the Project. In addition, Developer shall supervise and coordinate the preparation and filing of (and, where required to do so under applicable law or regulations, file) all reports or other information required by all state or other governmental agencies having jurisdiction over the Project and shall deliver copies of all such reports and information to Owner simultaneously with such filings. Developer shall cooperate with governmental inspection and enforcement activities.

                b. Equipment and Improvements. Developer shall, on behalf of Owner, acquire or effect the acquisition of equipment and improvements, which are needed to operate the Project or its services.

                c. Reports. Developer shall supervise and coordinate the preparation of any construction information if and to the extent needed to comply with any reporting obligations imposed on the Owner by any Lender (as hereinafter defined), mortgagees or lessors of the Project except for those reporting obligations which relate to matters which are within the exclusive control of the Owner or its affiliates. Developer shall prepare or cause to be prepared, at Owner's expense, the tax returns of Owner (but not Owner's partners or affiliates) for Owner's signature. All originals of the books, forms and records generated by Developer in connection with the construction of the Project shall be Developer's property.

                d. Contracts. Developer shall have the right and authority, at the Owner's expense, to enter into, perform, and modify its obligations and duties under the Construction Contracts and any and all construction contracts, architectural contracts, engineering contracts and all other contracts and agreements now or hereafter in force relating to the development and construction of the Project and to deal with, and enforce the obligations of, all parties thereto.

                e. Legal Proceedings. Developer shall have the right and authority, on its own behalf or through legal counsel designated by Developer, to direct all legal matters and proceedings that are within the scope of
                         Developer's   authority

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

                         pursuant to this Agreement. Without limiting the generality of the foregoing, Developer is authorized (without the prior written consent of Owner) to (i) settle, in the name and on behalf of Owner and on such terms and conditions as Developer may deem to be in the best interests of the Project, any and all claims or demands arising out of, or in connection with, the operation of the Project, whether or not legal action has been instituted and (ii) enter into such agreements with any governmental agencies having jurisdiction over the Project deemed necessary or desirable by Developer in its sole and absolute judgment. All such amounts paid in respect of any such settlements and agreements shall be expenses of the Project and be paid by Owner in addition to the Fees (as hereinafter defined). Developer will give notice promptly to Owner of all demands and claims and all settlements and legal actions, but the failure to give such notice shall not affect the preceding provisions of this paragraph.

                f. Loan Documents. Developer shall, on its own behalf and/or on Owner's behalf, be permitted to deal with the providers of financing for the Project including, without limitation, (A) the senior mortgage loans (the "Mortgage Loan") made by Key Corporate Capital, Inc., Fleet National Bank and European American Bank (collectively, "Senior Lender") secured by Owner's interest in the Project and (B) any other equity or mezzanine loans made to Owner or its member either as of the date hereof or after the date of this
                         Agreement(the "Equity Loan") made by a lender acceptable to Owner and Developer ("Equity Lender"). Senior Lender and Equity Lender shall be referred to individually as a "Lender," and the loan documents evidencing and/or securing the Mortgage Loan and the Equity Loan are referred to collectively herein as the "Loan Documents." The Loan Documents which evidence and/or secure the Mortgage Loan are referred to collectively herein as the "Mortgage Loan Documents." Developer shall be responsible for complying with the terms of the Loan Documents, at Owner's sole cost and expense, with the exception of those provisions (i) which are within the exclusive control of Owner and its affiliates, e.g. filing of income tax returns and certificates and notices relating to Owner's (and its affiliates') organizational documents, etc., and (ii) which relate to the repayment of the debt evidenced and secured by the Loan Documents except to the extent that Developer is administering the Mortgage Loan and Equity Loan pursuant hereto and pursuant to that certain Management Agreement (the "Management Agreement") of even date herewith by and between Owner and Developer, as manager. Owner (and its affiliates) shall not amend or waive any provision of any of the Loan Documents without the prior written consent of Developer.

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

                g. Ground Lease. Developer shall have the right and authority, at the Owner's expense, to enter into, perform, and modify its obligations and duties under the Ground Lease. Owner shall not amend or waive any provision of any of the Loan Documents without the prior written consent of Developer, which may be withheld in Developer's sole discretion. Developer shall be responsible for performing, at Owner's expense, all of Owner's obligations under the Ground Lease, including without limitation, the construction and development obligations specifically set forth in the Ground Lease, including the Substantial Completion of Buildings and the Civic Facilities on or prior to the Scheduled Completion Date (as such terms are
                         defined  in  the  Ground  Lease)  and  all   provisions
                         relating to regulatory compliance, e.g., obtaining licenses and permits.

                h. Other Matters. Developer shall, on its own behalf or, if necessary, on Owner's behalf, be permitted to enter into such other agreements, contracts, easements and to perform such other acts as are necessary or desirable, in Developer's sole and absolute discretion, for the completion and operation of the Project.

2. Responsibilities of Owner. Owner shall not interfere with Developer in connection with the development and construction of the Project in accordance with the terms of this Agreement. Owner acknowledges and agrees that the development and construction of the Project is within the exclusive control of Developer, and Owner hereby grants Developer sole and exclusive possession and control over the Project.

3. Exclusive Representative/Attorney-in-Fact. It is understood and agreed that, during the term of this Agreement, Developer shall be the exclusive representative of Owner for the purposes described in this Agreement, including, without limitation, all acts, functions and activities which would normally and customarily be performed by a developer of real estate in connection with the construction of a major commercial project. Any communications with Lessor, any Lender, regulatory authorities, governmental agencies, contractors, materialmen suppliers, employees of the Project shall be directed through Developer. Any and all notices received by Owner relating to the Project, the Ground Lease, the Loan Documents, the Owner or the direct or indirect owners of interests in Owner shall immediately be forwarded by Owner to Developer. During the term of this Agreement, Owner hereby appoints Developer as its attorney-in-fact throughout the term of the Agreement to take any action and execute any instruments or agreements that Owner is obligated under, or that Owner has covenanted and agreed hereunder, under the Ground Lease, or under the Loan Documents to take or execute, or which Developer determines is necessary or appropriate for Developer to perform its duties or satisfy its obligations hereunder or to develop the Project as contemplated hereby, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

4. Insurance. Developer shall arrange for and maintain all necessary and proper hazard insurance covering the Project, including the furniture, fixtures and equipment situated thereon, and as otherwise required pursuant to the Mortgage Loan Documents and the Ground Lease, all necessary and proper public liability insurance for the protection of Developer, Owner and, to the extent required under the Ground Lease and the Loan Documents, the Lessor or any Lender, respectively. Developer shall also arrange for and maintain all employee health and worker's compensation insurance for the Project's personnel. Developer shall maintain such other insurance as required pursuant to the Mortgage Loan Documents and the Ground Lease. Any insurance provided pursuant to this paragraph shall be an expense of the Project payable by Owner.

5. Proprietary Interest. The systems, methods, procedures and controls employed by Developer and any written materials or brochures developed by Developer to document the same are to remain the property of Developer and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Owner, except as authorized by Developer.

6. Term of Agreement. Unless this Agreement is sooner terminated as hereinafter expressly provided in Section 7 or as otherwise agreed in writing by both parties, the term of this Agreement shall commence on the date hereof and shall end upon Substantial Completion of the Buildings and the Civic Facilities (as such terms are defined in the Ground Lease), except with respect to the Owner's obligation to pay the Fees and all other costs and expenses which are due and payable to Developer under this Agreement, including without limitation the costs and expenses described in Section 10 below, which shall survive until the discharge in full of such obligations.

7.       Events of Default and Remedies.

                a. Event of Default. At the option of the non-defaulting party, each of the following shall constitute an "Event of Default" hereunder:

                         i. if Owner shall fail to pay or allow payment of any installment of the Fees due to Developer in accordance with Section 10 hereof or any other amounts due to Developer under this Agreement for a period of five (5) days after written notice of such failure from Developer to Owner;

                         ii. if Owner fails to perform in any material respect any term, provision, or covenant of this Agreement (other than as set forth in
                                 Section 7(a)(i)) and (A) such failure continues for ten (10) days after written notice from Developer to Owner specifying such failure to perform (unless such failure cannot be cured by the payment of money and cannot reasonably be cured within such 10-day period, in which event, Owner shall have an additional period, not to exceed an additional thirty (30) days, in which to cure the default) or (B) Owner fails to endeavor diligently and continuously to cure such default as promptly as is practicable;

                         iii. if Developer fails to perform in any material respect any term, provision, or covenant of this Agreement and (A) subject to Section 8 below, such failure continues for thirty (30) days after written notice from Owner specifying such failure to perform (unless such failure cannot reasonably be cured within such 30-day period, in which event, Developer shall have an additional period as

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

                                 is necessary to cure the default) or (B) Developer fails to endeavor diligently and continuously to cure such default as promptly as is practicable;

                         iv. if either Owner, on the one hand, or Developer, on the other, is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner or Developer bankrupt or insolvent or approving a petition seeking reorganization of Owner or Developer or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

                         v. if Owner or any affiliate of Owner is in breach or default of any of its obligations under that certain Equity Option Agreement of even date herewith with Developer or under that certain Property Option Agreement of even date herewith with Developer.

                b. Remedies. At any time after the occurrence and during the continuance of any Event of Default caused by Owner, Developer may, at its option, do one or more of the following: (i) terminate this Agreement by giving written notice to Owner and/or (ii) exercise all rights and remedies available at law or in equity. At any time after the occurrence and during the continuance of an Event of Default caused by Developer, Owner may, as its sole option, terminate this Agreement in accordance with the terms hereof and Developer shall have no other liability to Owner hereunder.

8. Force Majeure. The parties will not be deemed to be in violation or breach of their respective non-monetary obligations under this Agreement if they are prevented from performing any of their respective obligations hereunder for any reason beyond their control, including, without limitation, strikes, shortages, war, acts of God, or any applicable statute, regulation or rule of federal, state or local government or agency thereof having jurisdiction over the Project or the operations thereof.

9.       Withdrawal of Funds by Developer.

                a. Owner and Developer acknowledge and agree that the efficient operation of the Project requires that Developer have ready access to the funds required therefor, including without limitation, the proceeds of the Mortgage Loan and Equity Loan (collectively, the "Loan Proceeds") plus the capital contribution from Owner's members (the "Capital Contribution"). Accordingly, during the term of this Agreement, Owner
                         (i)  irrevocably  grants  Developer  the  authority  on
                         Owner's behalf to make draw requests for the Loan Proceeds in accordance with the Mortgage Loan

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

                         Documents, (ii) irrevocably authorizes each Lender to disburse its Loan Proceeds directly to Developer in accordance with such draw requests and the Loan Documents, (including those provisions relating to compliance with the Lien Law of the State of New York)
                         (iii) shall not be entitled to any portion of the Loan Proceeds under the Loan Documents, and (iv) irrevocably grants Developer the authority to establish and maintain bank account(s) on Owner's behalf to deposit and withdraw (without Owner's consent or approval) the Loan Proceeds subject to compliance with the Loan Documents and the Lien Law of the State of New York and all funds necessary for the development, construction and use of the Project. Concurrently with the execution of this Agreement, Owner shall remit to Developer an amount equal to the Capital Contribution to be used as an advance payment on a portion of Developer's expected construction costs.

                b. Owner hereby assumes and agrees to pay with the available Loan Proceeds and the Capital Contribution (to the extent not previously disbursed to Developer) as and when due (i) all costs, expenses and obligations incurred by Developer through and including the date of this Agreement in connection with the development and construction of the Project which have not been paid as of the date of this Agreement, which costs, expenses and obligations include, but are not necessarily limited to retainage held back from the general contractor of the Project and accrued development fees payable by Developer to its parent corporation, Brookdale Living Communities, Inc. ("Brookdale"), and
                         (ii) all costs, expenses and obligations incurred by Developer in connection with the development and construction of the Project.

                c.       Owner  acknowledges  and agrees that the Loan  Proceeds
                         and the Capital Contribution shall be used by Developer, at its sole and absolute discretion but subject to compliance with the Loan Documents and the Lien Law of the State of New York, to pay all costs and expenses incurred or to be incurred in connection with the development and construction of the Project, including, without limitation, to reimburse Developer, Brookdale and their affiliates for any and all costs and/or expenses paid or incurred by Developer, Brookdale or their affiliates in connection with the Ground Lease, any of the Loan Documents or the Project, including, without limitation, ground rent, real estate taxes, hard costs, soft costs, commitment fees, due diligence deposits, draw fees, servicing fees and extension fees or any other fees or expenses incurred in connection with any of the Loan Documents or the Ground Lease.

10. Fees. During the term of this Agreement, in addition to all other sums owed by Owner to Developer under this Agreement, Developer shall be entitled to receive development fees equal to the aggregate of Five Million Dollars ($5,000,000) (collectively, the "Fees"), which shall be payable by Owner as follows:

                a. reimbursement to Developer of all corporate overhead and administration costs, capitalized interest costs and all other costs incurred by Developer (or its affiliates) in connection with performing the services under this Agreement up to an aggregate

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

                         amount of One Million Five Hundred and NO/100 Dollars ($1,500,000.00), which shall be due and payable by Owner to Developer from time to time within ten (10) days following invoice by Developer to Owner; Developer acknowledges receipt of $1,500,411.42 on account of the Fees owed pursuant to this Section 10(a);

                b. an additional amount equal to One Million Five Hundred Thousand and NO/100 Dollars ($1,500,000.00) less the aggregate amount of all sums paid and/or owed under
                         Section  10(a)  above,  which  amount  shall be  deemed
                         earned proportionately on the same date(s) that Developer submits its invoice(s) to Owner under Section 10(a) above, but shall be due and payable by Owner to Developer in the following manner: i) $750,000.00 during the second month following completion of the Project and, ii) $750,000.00 during the sixth month following completion of the Project; and

                c. an additional amount equal to Two Million Dollars ($2,000,000.00), which amount shall be deemed earned in an equal amount and on the same date(s) as the sums described to Section 10(a) and (b), but shall be due and payable by Owner to Developer upon the repayment of the Mortgage Loan.

         In addition to the Fees, Owner agrees that Developer shall be entitled to any "cost savings" realized by Developer. For the purposes of this Agreement, "cost savings" shall mean any sums remaining in the construction budget (the "Budget") referenced in the Mortgage Loan Documents. Developer acknowledges that its right to receive any Fees or other sums due and owing hereunder shall be subject and unconditionally subordinate to (i) the payment by Owner to Ground Lessor of all Rental (as defined in the Ground Lease) and (ii) the payment by Owner or its sole member to any Lender of any sums due under any Loan Documents.

11.      Assignment.   This  Agreement  shall  not  be  assigned  (including  by
         operation of law, whether by merger or consolidation (excluding a merger effected solely for the purpose of changing Owner's jurisdiction of incorporation that does not affect the ownership interests of Owner in any material respect) or otherwise) by Owner, on the one hand, or by Developer, on the other, without the prior written consent of the other party; provided, however, that to the extent permitted by applicable law and regulations, and subject to the receipt of all required licenses, permits, approvals and authorizations of applicable governmental agencies, this Agreement may be assigned by Developer (with Lessor's and Lender's consent) to one or more corporations or other legal entities which control, or are controlled by or are under common control with, directly or indirectly, Developer or Brookdale and may be assigned by Owner pursuant to the Collateral Assignment of Contracts, Permits, Licenses and Approvals to be made by Owner to the Senior Lender.

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



12. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by facsimile (with answer back acknowledged) or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, upon receipt with answer back acknowledged, if delivered by facsimile, three
         (3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

         If to Owner, to:

                           AH Battery Park Owner, LLC
                           723 Electronic Drive, Suite 300
                           Horsham, Pennsylvania 19044
                           Attn: David Fenkell
                           Facsimile: 215-706-0877

         With a copy to:

                           Squire, Sanders, & Dempsey, LLP
                           1300 Huntington Center, 41 South High Street
                           Columbus, Ohio 43215
                           Attn: David Cooper, Jr.
                           Facsimile: 614-365-2499

         If to Developer, to:

                           Brookdale Living Communities of New York-BPC, Inc. c/o Brookdale Living Communities, Inc.
                           77 West Wacker Drive
                           Suite 4400
                           Chicago, Illinois 60601
                           Attn:  Darryl W. Copeland, Jr.
                           Facsimile: (312) 977-3699

         With a copy to:

                           c/o Brookdale Living Communities, Inc.
                           77 West Wacker Drive
                           Suite 4400
                           Chicago, Illinois 60601
                           Attn: Robert J. Rudnik
                           Facsimile: (312) 977-3769

13. Relationship of the Parties. The relationship of Developer to Owner in connection with this Agreement shall be that of an independent contractor, and all acts performed by Developer during the term hereof shall be deemed to be performed in Developer's capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns, on the one hand, and Developer, its successors and assigns, on the other hand.

14. Entire Agreement. This Agreement and any documents executed in connection herewith contain the entire agreement among the parties with respect to the subject matter hereof and, subject to the restrictions contained in Section 11 above, shall be binding upon their respective successors and assigns, and shall be construed in accordance with the laws of the state where the Project is located. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

15. Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Owner and Developer agree to cooperate in restructuring their relationship and this Agreement to eliminate such violation or to reduce the risk thereof to the extent such restructuring can be accomplished upon commercially reasonable terms; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Developer. The parties agree that such amendment may require either or both parties to obtain appropriate regulatory licenses and approvals.

16. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

17. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

18.      Counterparts.   This  Agreement  may  be  executed  in  any  number  of
         counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

19. Limitation of Personal Liability. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any officer, director, member, partner, manager, shareholder, incorporator or agent of Owner or Developer (or their affiliates) be personally liable for any of Owner's or Developer's, respectively, obligations under this Agreement.

20. Confidentiality. Owner acknowledges that Developer may suffer irreparable harm if the information provided to Owner pursuant to this Agreement or this Agreement was disclosed to any third parties. Accordingly, Owner shall keep this Agreement and all such information confidential and shall not disclose any of such information not already known to the public to any party except Owner's lenders, attorneys, accountants and other professional advisors in connection with the transactions contemplated by this Agreement or as otherwise required by law or court order. Owner shall endeavor to minimize the number of persons who have copies of this Agreement and shall inform each of such persons of the confidential nature thereof. The provisions of this Section 20 shall not prohibit any affiliate of Owner from participating in other similar transactions with parties other than Brookdale, Developer or their affiliates.

21. Termination of Prior Development Agreement. Effective as of the date hereof, the Prior Development Agreement is hereby superceded in its entirety by this Agreement.

22. Telecopy. This Agreement and the signatures thereto may be transmitted via telecopy.

23. Agreement not to Terminate. Notwithstanding any contrary provision contained herein, prior to the Substantial Completion of the Buildings (as defined in the Ground Lease), Owner and Developer shall not terminate this Agreement or modify Developer's obligations under this Agreement without Lessor's consent except as required by Lender under the Loan Documents.

24.      Third  Party   Beneficiaries.   Lessor  and  Lender   shall  be  deemed
         third-party beneficiaries of this Agreement.

25. Subordination to Ground Lease and the Mortgage Loan Documents. Notwithstanding anything contained herein to the contrary, this Agreement shall not be binding upon Lessor if the Project reverts to Lessor pursuant to the express provisions of the Ground Lease or the Senior Lender in the event of a foreclosure or a conveyance by power of sale or in lieu of foreclosure.

26. Agreement Not to File Liens. Developer agrees not to file any liens against the Project for any unpaid Fees.

27. Agreement Not to Record. Developer and Owner agree not to record this Agreement or a memorandum thereof.

28. Notice of Changes. Developer and Owner agree to provide Lessor written notice of any changes to this Agreement required by any Lender.

29. Conflict with Ground Lease or Mortgage Loan Documents. In the event of a conflict between the obligations of the Developer hereunder and the obligations of the Owner under the Ground Lease or the Mortgage Loan Documents relating to the completion of the Project (and specifically excluding any payment obligations under the Ground Lease), the terms of the Ground Lease or the Mortgage Loan Documents, as the case may be shall control in all cases.

30. Requirements of Ground Lease. Initially capitalized terms not defined below shall have the same meanings ascribed to them in the Ground Lease.

                (a) Developer shall not discriminate against employees or applicants for employment because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status, shall comply with all applicable Federal, State and local laws, ordinances, rules and regulations from time to time in effect and the provisions of the Master Lease prohibiting such discrimination or pertaining to equal employment opportunities and shall undertake programs of affirmative action to ensure that employees and applicants for employment are afforded equal employment opportunities without discrimination. Such action shall be taken with reference to, but not limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff or termination, rates of pay or other forms of compensation, and selection for training or retraining, including apprenticeship and on-the-job training.

                (b) Developer shall request each employment agency, labor union and authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish it with a written statement that such employment agency, labor union or representative will not discriminate because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status and that such agency, union or representative will cooperate in the implementation of Developer's obligations hereunder.

                (c) Developer shall state in all solicitations or advertisements for employees placed by or on behalf of contractor that all qualified applicants shall be afforded equal employment opportunities without discrimination because of race, creed, color, religion, national origin, ancestry, sex, age, disability or marital status.

                (d) Developer shall comply with all of the provisions of the Civil Rights Law of the State of New York and Sections 291-299 of the Executive Law of the State of New York, shall upon reasonable notice furnish all information and reports deemed reasonably necessary by Landlord and shall permit access to its relevant books, records and accounts for the purpose of monitoring compliance with the Civil Rights Law and such sections of the Executive Law.

31. Further Ground Lease Requirements. Developer agrees hereby agrees that immediately upon the purchase by Developer of any building materials to be incorporated in the Buildings (as said term is defined in the Ground Lease), or of any building materials to be incorporated in improvements made thereto, such materials shall become the sole property of Ground Lessor, notwithstanding that such materials have not been incorporated in, or made a part of, such Buildings at the time of such purchase; provided, however, Ground Lessor shall not be liable in any manner for payment or otherwise to Developer in connection with the purchase of any such materials and Ground Lessor shall have no obligation to pay any compensation to Developer by reason of such materials becoming the sole property of Ground Lessor.

32. Senior Lender's Right to Terminate. Notwithstanding anything to the contrary contained herein, upon a default under any Mortgage Loan Document and Senior Lender's acquisition and/or obtaining control of the Project through foreclosure, sale or other means, this Agreement shall terminate upon Lender's written request at no cost to Senior Lender.





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                                       13

         IN WITNESS WHEREOF, the parties hereto have caused this Development Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.


                                  OWNER:

                                   AH Battery Park Owner, LLC

                                   By:  AH Battery Park Member, LLC,
                                        its sole member

                                        By:  Alliance  Holdings,  Inc.,
                                             its sole manager and member


                                             By:  /s/ David B. Fenkell
                                                  ------------------------------
                                                  Name:     David B. Fenkell
                                                  Title:    President

                                   DEVELOPER:

                                   Brookdale Living Communities of
                                   New York-BPC, Inc.


                                   By:  /s/ Mark J. Schulte
                                        -----------------------------------
                                        Name:     Mark J. Schulte
                                        Title:    President

STATE OF PENNSYLVANIA  )
                       )  SS.
COUNTY OF MONTGOMERY   )


         The foregoing instrument was acknowledged before me this 18th day of August, 1999, by David B. Fenkell, the President of Alliance Holdings, Inc., as member and manager of AH Battery Park Member, LLC, which is the sole member of AH Battery Park Owner, LLC.

NOTARY SEAL

                                          /s/ Jospeh Hiltwine
                                      ------------------------------
                                              NOTARY PUBLIC
                                     Montgomery County, Pennsylvania



STATE OF ILLINOIS       )
                        ) SS.
COUNTY OF COOK          )


         The foregoing instrument was acknowledged before me this 16th day of August, 1999, by Mark J. Schulte, the President of Brookdale Living Communities of New York-BPC, Inc., on behalf of said corporation.

NOTARY SEAL

                                          /s/ Donna Jean Elrod
                                       ------------------------------
                                              NOTARY PUBLIC
                                          Cook County, Illinois